Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and to the incorporation by reference therein of our report dated March 27, 2014, with respect to the consolidated financial statements of Alcobra Ltd. included in the Annual Report on Form 20-F of Alcobra Ltd. for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Tel Aviv, Israel July 11, 2014	/s/ Kost, Forer, Gabbay & Kasierer KOST, FORER, GABBAY & KASIERER A Member of EY Global